Exhibit 99.1

Bionik Laboratories Announces 1-for-150 Reverse Stock Split

TORONTO and BOSTON (October 29, 2018) – Bionik Laboratories Corp. (OTCQB: BNKL) (“Bionik” or the "Company"), a pioneering healthcare company combining artificial intelligence and innovative robotics technology to help individuals from hospital to home to regain mobility, announced today that its board of directors has established a ratio of 1-for-150 for the Company’s previously approved reverse stock split. The reverse stock split has been implemented by the Company on October 29, 2018, in an effort to satisfy the minimum stock price requirement of the Nasdaq Capital Market, for the Company’s planned application to list its common stock on Nasdaq.

"The completion of the reverse stock split is an integral step in the process of pursuing a successful listing on Nasdaq,” said Dr. Eric Dusseux, Chief Executive Officer and Director of Bionik. “We believe that listing on Nasdaq will expand awareness of the Company among the investment community, and potentially provide avenues for additional sources of funding as we work to execute our growth strategy.”

Split Ratio and Effect on Outstanding Common Shares and Other Securities.

Bionik's Board of Directors has determined that the reverse stock split will be done on the basis of one common share for every 150 currently outstanding common shares. The reverse stock split took effect on October 29, 2018, and the Company’s common shares are expected to commence trading on a post-reverse stock split basis beginning at the open of trading on October 30, 2018 under the symbol, BNKLD, before reverting back to BNKL after 20 days. There are currently 350,618,933 common shares issued and outstanding, and it is expected that there will be approximately 2,337,460 common shares issued and outstanding following the reverse stock split. There are 41,036,185 exchangeable shares issued and outstanding and it is expected that there will be approximately 273,575 exchangeable shares issued and outstanding following the reverse stock split. The exchangeable shares can be converted to common shares at any time. Any fractional common share or exchangeable share resulting from the reverse stock split will be rounded up to the nearest whole share.

The exercise or conversion price and/or the number of common shares issuable under outstanding convertible securities, including the Company’s exchangeable shares and warrants and stock options, exercisable for, or convertible or exchangeable into, pre-reverse stock split common shares will be proportionately adjusted pursuant to the terms thereof on the same split ratio described above.

For additional information regarding the reverse stock split, please contact the Company's stock transfer agent, VStock Transfer, by calling 212-828-8436.

About Bionik Laboratories

Bionik Laboratories (OTCQB: BNKL) is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Forward-looking statements in this press release include, without limitation, the ability of the Company to satisfy the minimum stock price requirement of the Nasdaq Capital Market. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing or satisfy the initial listing requirements of Nasdaq or any other national securities exchange, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand its business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media contact:

Matt Bretzius

FischTank Marketing and PR

matt@fischtankpr.com

Investor contact:

Kim Golodetz

LHA Investor Relations

212-838-3777

Kgolodetz@lhai.com

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